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Exhibit 3.16.1

RAG MIDWEST HOLDING COMPANY

By-Laws
(As Amended April 18, 2001)

I
OFFICES

Section 1.    REGISTERED AND OTHER OFFICES.

        The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware.

        The Corporation shall have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

II
STOCKHOLDERS

Section 1.    ANNUAL MEETING.

        The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on the first Thursday in April at 10:15 a.m. at the principal office of the Corporation, or at such other day, time, and place as may be designated by the Board from time to time. The day, time, and place of such annual meeting shall be specified in the notice of annual meeting.

        The meeting may be adjourned from time to time and place to place until its business is completed.

        At an annual meeting of the stockholders, the stockholders shall elect by a plurality vote the Board of Directors and transact such other business as shall have been properly brought before the meeting.

Section 2.    SPECIAL MEETINGS.

        Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 3.    STOCKHOLDER ACTION WITHOUT MEETINGS.

        Any action required by the General Corporation Law to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 4.    NOTICE OF MEETING.

        Notice of every meeting of the stockholders shall be given in the manner prescribed by law. Notice of an adjourned meeting of the stockholders need not be given unless required by law.

Section 5.    QUORUM.

        Except as otherwise required by law, the Certificate of Incorporation or these By-Laws, the holders of a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the act of the majority of such quorum, voting as a single class, shall be deemed the act of the stockholders.

        If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

Section 6.    QUALIFICATION OF VOTERS.

        The Board of Directors (hereinafter sometimes referred to as the "Board") may fix a day and hour not more than sixty nor less than ten days prior to the day of holding any meeting of the stockholders as the time as of which the stockholders entitled to notice of and to vote at such meeting shall be determined. Only those persons who were holders of record of voting stock at such time shall be entitled to notice of and to vote at such meeting.

Section 7.    PROCEDURE.

        The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the chairman of the meeting.

III
DIRECTORS

Section 1.    FUNCTIONS AND DEFINITION.

        The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The use of the phrase "entire board" herein refers to the total number of Directors which the Corporation would have if there were no vacancies.

Section 2.    QUALIFICATIONS AND NUMBER.

        A Director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The initial Board of Directors shall consist of not less than three persons. Thereafter the number of Directors constituting the entire board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the Directors, or, if the number is not fixed, the number shall be three. The number of Directors may be increased or decreased by action of the stockholders or of the Directors.

Section 3.    ELECTION AND TERM.

        The first Board of Directors, unless the members thereof shall have been named in the Certificate of Incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any Director may resign at any time upon written notice to the Corporation. Thereafter Directors who are elected at an annual meeting of stockholders, and Directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or special meetings of stockholders called for the election of Directors and/or for the removal of one or more Directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of Directors for cause or without cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum, or by the sole remaining Director.

Section 4.    MEETINGS.

        Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the Directors may conveniently assemble. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

        Special meetings may be called by or at the direction of the President or of a majority of the Directors in office.

Section 5.    NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER.

        No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the Directors thereat. Notice need not be given to any Director or to any member of a committee of Directors who submits a written waiver of notice signed by him or her before or after the time stated therein. The attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in any written waiver of notice.

Section 6.    QUORUM.

        Except as may be otherwise provided by law, in the Certificate of Incorporation or in these By-Laws, the presence of a majority of the entire Board, or of a majority of all the members of any committee thereof, shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board, or of such committee, and the act of a majority of such quorum shall be deemed the act of the Board, or of such committee.

        A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board to another time and place.

Section 7.    PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE.

        Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 8.    ACTION BY WRITTEN CONSENT.

        Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 9.    COMMITTEES.

        The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 10.    REMOVAL OF DIRECTORS.

        Except as may otherwise be provided by the General Corporation Law, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors.

IV
OFFICERS

Section 1.    NUMBER.

        The officers of the Corporation shall be appointed or elected by the Board of Directors. The officers shall be a President, who shall be the Chief Executive Officer of the Corporation and shall have such other duties as the Board prescribes, such number of Vice Presidents as the Board may from time to time determine, a Secretary, a Treasurer, and a Controller. Any person may hold two or more offices simultaneously.

Section 2.    ADDITIONAL OFFICERS.

        The Board may appoint such other officers, agents and employees as it shall deem appropriate.

Section 3.    TERMS OF OFFICE.

        All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors with or without cause.

Section 4.    DUTIES.

        The officers, agents and employees shall perform the duties and exercise the powers usually incident to the offices or positions held by them respectively, and/or such other duties and powers as may be assigned to them from time to time by the Board of Directors or the President.

V
INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.    INDEMNIFICATION.

        The Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Corporation or any predecessor of the Corporation, or served any other enterprise as a director or officer at the request of the Corporation or any predecessor of the Corporation.

Section 2.    GENERAL.

        The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and officer who serves in such capacity at any time while this By-Law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

        The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any Director or officer may be entitled apart from the provisions of this Article.

        The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a Director or officer, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an employee of the Corporation.

VI
CERTIFICATE OF STOCK

Section 1.    CERTIFICATE.

        Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.

        Any of or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

        The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 2.    TRANSFER OF STOCK.

        Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

VII
SEAL

Section 1.    SEAL.

        The corporate seal shall bear the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

VIII
AMENDMENTS

Section 1.    AMENDMENT OF BY-LAWS.

        Subject to the provisions of the Certificate of Incorporation, these By-Laws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Delaware, the Certificate of Incorporation and these By-Laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-Laws, or enact such other By-Laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

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Exhibit 3.16.1